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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Source Information Management Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Nos. 333-16039, 333-64080 and 333-64082) of The Source Information Management Company of our report dated May 3, 2001, except for Note 14(c), as to which the date is May 31, 2001, relating to the consolidated financial statements of Interlink Companies, Inc. (formerly Deyco Acquisition Corp.) and Subsidiaries included in this Form 8-K/A.


/s/ BDO Seidman, LLP
--------------------
Melville, New York
August 13, 2001